UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2006

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300
  Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 19, 2006, Cree, Inc. (the “Company”) appointed Michael E. McDevitt as its Chief Financial Officer and Treasurer on an interim basis, effective May 5, 2006. Mr. McDevitt presently serves as the Company’s Director - Financial Planning. The Company is continuing its search for a Chief Financial Officer and Treasurer to replace Cynthia B. Merrell, whose previously announced resignation is effective May 5, 2006.

The Compensation Committee of the Company’s Board of Directors has approved adjustments in Mr. McDevitt’s compensation in connection with his interim appointment as Chief Financial Officer and Treasurer. His annual salary rate will be $250,000 effective May 5, 2006 and will continue at that rate through August 3, 2006, or the date of appointment of a successor to Mr. McDevitt as Chief Financial Officer and Treasurer, whichever is later. He will continue to participate in the Company’s Fiscal 2006 Management Incentive Compensation Plan, and for the fourth quarter of fiscal 2006 and for the duration of the interim assignment his annual target opportunity will be fifty percent (50%) of his base salary. The Company filed a copy of the Fiscal 2006 Management Incentive Compensation Plan as Exhibit 10.1 to its report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2005.

In addition, the Compensation Committee has approved the award to Mr. McDevitt of a non-qualified stock option to purchase 10,000 shares, vesting in equal annual increments over three years, to be granted on May 5, 2006 under the Company’s 2004 Long-Term Incentive Compensation Plan (the “Plan”). The exercise price of the option will be the fair market value on the grant date determined in accordance with the Plan. Vesting of the option is subject to continued service as an employee of the Company or a related “Employer” as defined in the Plan or as a member of the Company’s Board of Directors. The Company filed a copy of the Plan as Exhibit 10.1 to its report on Form 8-K filed with the Commission on November 8, 2005. The Company filed a copy of the form of master stock option agreement for grants of non-qualified stock options to employees as Exhibit 10.1 to its report on Form 8-K filed with the Commission on October 7, 2004.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Mr. McDevitt has served as the Company’s Director - Financial Planning since 2005. He previously served as the Company’s Corporate Controller from 2002 to 2005. Before joining the Company in 2002, Mr. McDevitt was Chief Financial Officer of American Sanitary Incorporated, a privately-owned U.S. distributor of sanitary maintenance products, from 1997 to 2002. He served from 1994 to 1997 as Director - Acquisitions for Unisource Worldwide, Inc., a publicly-owned North American distributor of printing and imaging papers and supply systems.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Adam H. Broome
Adam H. Broome
Vice President, Legal

Date: April 25, 2006